EXHIBIT (i2)


                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019

                                                              February 26, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Dear Sir/Madam:

                            Re: Julius Baer Investment Funds
                                (File Nos. 33-47507 and 811-6652)
                                ---------------------------------
Dear Sirs:

         As counsel to the Julius Baer Investment Funds (the "Funds"), we have reviewed Post-Effective Amendment No. 28 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective immediately upon filing pursuant to paragraph (b).

         Based upon our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

         It is our opinion that the securities being registered will when sold, be legally issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 28 and consent to the reference to our firm as Counsel in Post-Effective Amendment No. 28 to Registration No. 33-47505.


                                    Very truly yours,

                                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                                    --------------------------------------------
                                    Paul, Weiss, Rifkind, Wharton & Garrison